UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

KKR Financial Holdings LLC

(Exact Name of Registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor, San Francisco, California	94104
(Address of principal executive office)	(Zip Code)

415-315-3620

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2010, KKR Financial Holdings LLC (the “Company”) and certain of its subsidiaries (collectively, the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) with Citibank, N.A., Bank of America, N.A., Deutsche Bank AG New York Branch and Morgan Stanley Bank, N.A., providing for a four-year $210 million asset-based revolving credit facility (the “Facility”).

On May 5, 2010, the Borrowers exercised the accordion feature of the Facility and obtained additional commitments of $40 million from SG Americas Securities, LLC, bringing the total amount of commitments under the Facility to $250 million.

As previously disclosed, the Borrowers have the right to prepay loans under the Facility in whole or in part at any time. All amounts borrowed under the Credit Agreement must be repaid on or before May 3, 2014.  Initial borrowings under the Credit Agreement are subject to, among other things, the substantially concurrent repayment by the Borrowers of all amounts due and owing under the Company’s existing credit facility and such facility’s effective termination.   Loans under the Credit Agreement bear interest, at the Borrower’s option, at a rate equal to the London interbank offered rate plus 3.25% per annum or an alternate base rate. Ongoing extensions of credit under the Credit Agreement are subject to customary conditions, including sufficient availability under the borrowing base.  The Credit Agreement also contains covenants that require the Borrowers to satisfy a net worth financial test and maintain certain ratios relating to collateral coverage and leverage. In addition, the Credit Agreement contains customary negative covenants applicable to the Borrowers and their subsidiaries, including negative covenants that restrict the ability of such entities to, among other things, (i) incur additional indebtedness, (ii) allow certain liens to attach to such entities’ assets, and (iii) make distributions to holders of common shares in excess of 65% of the Company’s annual taxable income or make certain other restricted payments.  The Credit Agreement also includes other covenants, representations, warranties, indemnities and events of default, that are customary for facilities of this type, including events of default relating to a change of control.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Credit Agreement, the form of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2010 and is incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.03               Material Modification to Rights of Security Holders.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR FINANCIAL HOLDINGS LLC

By:	/s/ JEFFREY B. VAN HORN
Name:	Jeffrey B. Van Horn
Title:	Chief Financial Officer

Date: May 5, 2010